Exhibit 99.1

PRESS RELEASE, DATED FEBRUARY 6, 2013, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE THIRD QUARTER FISCAL 2013

EnerSys Reports Third Quarter Fiscal 2013 Results

Reading, PA, USA, February 6, 2013 — EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2013, which ended on December 30, 2012.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2013 were $39.2 million, or $0.80 per diluted share, including an unfavorable net of tax impact of $0.08 per share from a charge of $3.5 million for restructuring plans and $0.1 million for fees related to acquisition activities. The Net earnings of $0.80 per diluted share, compares to diluted Net earnings per share of $0.77 for the third quarter of fiscal 2012, which included an unfavorable net of tax impact of $0.03 per share from a charge of $1.1 million for restructuring plans and $0.7 million for fees related to acquisition activities.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2013, on a non-GAAP basis was $0.88, which exceeds the guidance of $0.77 to $0.81 per diluted share given by the Company on November 5, 2012. These earnings compare to the prior year third quarter adjusted Net earnings of $0.80 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the third quarter of fiscal 2013 were $557.3 million, a decrease of 3% from the prior year third quarter net sales of $574.2 million. The 3% decrease was the result of a 2% decrease in organic volume and a 1% decrease in both pricing and foreign currency translation impact partially offset by a 1% increase from acquisitions. Sequential quarterly sales increased 1% from the second quarter of fiscal 2013 net sales of $554.2 million due to a 1% increase from foreign currency translation impact.

The Company’s operating results for its business segments for the third quarters of fiscal 2013 and 2012 are as follows:

	Quarter ended ($ Millions)
	December 30, 2012	January 1, 2012
Net sales by Segment
Europe	$231.4	$247.6
Americas	275.8	281.2
Asia	50.1	45.4

Total net sales	$557.3	$574.2

Operating earnings
Europe	$14.9	$16.4
Americas	45.4	36.6
Asia	3.3	3.2
Restructuring charges-Europe	(1.0)	(1.4)
Restructuring charges-Asia	(2.7)	—
Acquisition activity expense-Europe	—	(0.2)
Acquisition activity expense-Americas	(0.1)	(0.9)

Total operating earnings	$59.8	$53.7

Net earnings for the nine months of fiscal 2013 were $128.8 million or $2.65 per diluted share, including an unfavorable net of tax impact of $0.10 per share from a charge of $4.8 million for restructuring plans and $0.2 million for fees related to acquisition activities.

Net earnings for the nine months of fiscal 2012 were $98.6 million or $1.99 per diluted share, and included an unfavorable net of tax impact of $0.07 per share from a charge of $2.1 million for restructuring plans and $1.6 million for fees related to acquisition activities partially offset by a $0.6 million legal settlement in favor of the Company.

Adjusted Net earnings for the nine months of fiscal 2013, on a non-GAAP basis, were $2.75 per diluted share. This compares to the prior year nine months adjusted Net earnings of $2.06 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2013 were $1,705.4 million, an increase of 1% from the net sales of $1,690.6 million in the comparable period in fiscal 2012. The 1% increase was the result of a 2% increase in organic volume and a 3% increase from acquisitions partially offset by a 4% decrease from foreign currency translation impact.

The Company’s operating results for its business segments for the nine months of fiscal years 2013 and 2012 are as follows:

	Nine months ended ($ Millions)
	December 30, 2012	January 1, 2012
Net sales by Segment
Europe	$683.9	$745.9
Americas	841.4	792.7
Asia	180.1	152.0

Total net sales	$1,705.4	$1,690.6

Operating earnings
Europe	$46.2	$45.3
Americas	133.6	96.8
Asia	18.8	7.1
Restructuring charges-Europe	(2.7)	(2.7)
Restructuring charges-Asia	(2.7)	—
Legal proceedings settlement income-Europe	—	0.9
Acquisition activity expense-Europe	—	(0.3)
Acquisition activity expense-Americas	(0.3)	(2.2)

Total operating earnings	$192.9	$144.9

“During our third quarter we achieved record third quarter operating earnings and increased our gross profit percentage to 25.8%,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “I am pleased with our adjusted Net earnings of $0.88 per diluted share in the quarter. Our fourth quarter guidance for adjusted Net earnings per diluted share is between $0.73 to $0.77, which excludes the expected charge of $0.06 from our restructuring programs and acquisition expenses. In our fourth quarter higher sequential commodity costs will pressure our gross profit margins. In order to offset these higher costs we recently announced price increases which should allow us to recover the majority of these increased costs. However, due to the timing of the price increases they will have negligible impact on our fourth quarter.”

Mr. Craig added, “Our recent incoming order rate has increased which is a positive for future quarters.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, “GAAP”. EnerSys’ management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	December 30, 2012		January 1, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$39.2		$36.8
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	0.8	(1)	1.1	(1)
Restructuring charge-Asia	2.7	(1)	—
Acquisition activity expense-Europe	—		0.1	(2)
Acquisition activity expense-Americas	0.1	(2)	0.6	(2)

Non-GAAP adjusted net earnings	$42.8		$38.6

Outstanding shares used in per share calculations
Basic	48,176,206		47,704,567

Diluted	48,682,346		48,045,900

Non-GAAP adjusted net earnings per share:
Basic	$0.89		$0.81

Diluted	$0.88		$0.80

Reported net earnings per share:
Basic	$0.81		$0.77

Diluted	$0.80		$0.77

	Nine months ended
	December 30, 2012		January 1, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$128.8		$98.6
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	2.1	(1)	2.1	(1)
Restructuring charge-Asia	2.7	(1)	—
Legal proceedings settlement income-Europe	—		(0.6	)(3)
Acquisition activity expense-Europe	—		0.2	(2)
Acquisition activity expense-Americas	0.2	(2)	1.4	(2)

Non-GAAP adjusted net earnings	$133.8		$101.7

Outstanding shares used in per share calculations
Basic	48,088,580		49,075,629

Diluted	48,609,751		49,507,047

Non-GAAP adjusted net earnings per share:
Basic	$2.78		$2.07

Diluted	$2.75		$2.06

Reported net earnings per share:
Basic	$2.68		$2.01

Diluted	$2.65		$1.99

(1)

Resulting from pre-tax restructuring charges of approximately $1.0 million in Europe and approximately $2.7 million in Asia, respectively, in the third quarter of fiscal 2013 and approximately $1.4 million in Europe in the third quarter of fiscal 2012. Pre-tax restructuring charges were approximately $2.7 million each in Europe and Asia for the nine months of fiscal 2013 and approximately $2.7 million in Europe for the nine months of fiscal 2012.

(2)

Resulting from pre-tax charges for acquisition activity expense in Americas of approximately $0.1 million in the third quarter of fiscal 2013 and $0.2 million in Europe and $0.9 million in Americas, respectively, in the third quarter of fiscal 2012. Pre-tax charges for acquisition activity expense for the nine months of fiscal 2013 in Americas was approximately $0.3 million compared to $0.3 million in Europe and $2.2 million in Americas, respectively, for the nine months of fiscal 2012.

(3)

Resulting from pre-tax legal settlement income of approximately $0.9 million in Europe in the second quarter of fiscal 2012 relating to a fiscal 2009 litigation whereby the Company’s share of damages was reduced and monies refunded.

Summary of Earnings (Unaudited)

(In millions, except share and per share data)

	Quarter ended
	December 30, 2012	January 1, 2012

Net sales	$557.3	$574.2
Gross profit	143.7	130,8
Operating expenses	80.2	75.7
Restructuring charges	3.7	1.4
Operating earnings	59.8	53.7
Earnings before income taxes	53.9	47.8
Net earnings attributable to EnerSys stockholders	$39.2	$36.8

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.81	$0.77

Diluted	$0.80	$0.77

Weighted average shares outstanding:
Basic	48,176,206	47,704,567

Diluted	48,682,346	48,045,900

	Nine months ended
	December 30, 2012	January 1, 2012

Net sales	$1,705.4	$1,690.6
Gross profit	430.3	367.2
Operating expenses	232.0	220.5
Restructuring charges	5.4	2.7
Legal proceedings settlement income	—	(0.9)
Operating earnings	192.9	144.9
Earnings before income taxes	177.9	130.3
Net earnings attributable to EnerSys stockholders	$128.8	$98.6

Net earnings per common share attributable to EnerSys stockholders:
Basic	$2.68	$2.01

Diluted	$2.65	$1.99

Weighted average shares outstanding:
Basic	48,088,580	49,075,629

Diluted	48,609,751	49,507,047

EnerSys will host a conference call to discuss the Company’s third quarter fiscal 2013 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 7, 2013 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the “Investor Relations” link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, February 7, 2013
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-510-0676
International Dial-In Number:	617-597-5361
Passcode:	97506647

A replay of the conference call will be available from 11:00 a.m. on February 7, 2013 through 11:59 p.m. on March 8, 2013.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	50125169

For more information, contact Thomas O’Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, Europe and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2012. No undue reliance should be placed on any forward-looking statements.